News Release

Virtus Investment Partners Announces Financial Results for the Fourth Quarter 2018

▪	EPS of $0.01; EPS, as Adjusted, of $3.06

▪	Total Sales of $4.4B; Net Flows of ($4.8B); Long-Term AUM of $90.4B

Hartford, CT, February 1, 2019 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended December 31, 2018.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	12/31/2018	12/31/2017	Change	9/30/2018	Change

U.S. GAAP Financial Measures
Revenues	$138.1	$128.0	8%	$152.2	(9%)
Operating expenses	$108.8	$100.0	9%	$118.3	(8%)
Operating income (loss)	$29.2	$28.0	4%	$33.9	(14%)
Operating margin	21.2%	21.9%		22.3%
Net income (loss) attributable to common stockholders	$0.1	$3.4	(98%)	$24.9	(100%)
Earnings (loss) per share - diluted	$0.01	$0.46	(98%)	$3.19	(100%)
Weighted average shares outstanding - diluted	7.382	7.433	(1%)	8.456	(13%)

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$118.6	$109.4	8%	$128.5	(8%)
Operating expenses, as adjusted	$77.2	$70.3	10%	$80.3	(4%)
Operating income (loss), as adjusted	$41.5	$39.1	6%	$48.2	(14%)
Operating margin, as adjusted	34.9%	35.7%		37.5%
Net income (loss) attributable to common stockholders, as adjusted	$25.8	$21.9	18%	$30.7	(16%)
Earnings (loss) per share - diluted, as adjusted	$3.06	$2.60	18%	$3.64	(16%)
Weighted average shares outstanding - diluted, as adjusted	8.429	8.413	—%	8.456	—%

(1) See the information beginning on page 11 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures
N/M - Not Meaningful

Earnings Summary

The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 11 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	12/31/2018	12/31/2017	Change	9/30/2018	Change
Ending long-term assets under management (1)	$90.4	$88.8	2%	$103.9	(13%)
Ending total assets under management	$92.0	$91.0	1%	$105.6	(13%)
Average long-term assets under management (1)	$98.3	$87.8	12%	$102.3	(4%)
Average total assets under management	$99.9	$91.4	9%	$104.1	(4%)
Gross sales	$4.4	$4.1	7%	$6.3	(30%)
Net flows	$(4.8)	$(0.8)	500%	$0.5	N/M

(1) Excludes assets under management in liquidity strategies, including in certain open-end mutual funds and institutional accounts
N/M - Not Meaningful

Long-term assets under management were $90.4 billion at December 31, 2018, a decrease of 13 percent from $103.9 billion at September 30, 2018, as a result of market performance and net outflows. Long-term assets increased 2 percent over prior year due to the addition of Sustainable Growth Advisers (SGA), partially offset by market depreciation and net outflows. Total assets under management at December 31, 2018, which include $1.6 billion of assets in liquidity strategies, were $92.0 billion.
Total sales in the fourth quarter of $4.4 billion declined from $6.3 billion in the third quarter, with lower sequential sales across products, reflecting the challenging market conditions during the fourth quarter. Mutual fund sales of $2.9 billion declined from $3.8 billion in the prior quarter. Lower sales in mutual funds were attributable to lower domestic equity small-cap strategies, consistent with industry trends, which more than offset increased sales of domestic large- and mid-cap equity, international equity and fixed income strategies. Retail separate account sales declined sequentially to $0.7 billion, primarily attributable to lower sales in domestic equity strategies. Institutional sales were $0.8 billion compared with $1.5 billion in the prior quarter, which included meaningful new mandates for three affiliates.
Total net flows were ($4.8) billion in the fourth quarter, compared with net inflows of $0.5 billion in the prior quarter, as net outflows primarily in open-end mutual funds more than offset positive net flows in retail separate accounts. Mutual fund net flows were ($3.9) billion, compared with $0.3 billion in the prior quarter, primarily due to elevated redemptions across asset classes as investors sought to de-risk portfolios in light of the market environment. Retail separate accounts continued to generate positive inflows with $186.4 million in the quarter, compared with $358.3 million in the third quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results

Operating income decreased sequentially to $29.2 million from $33.9 million, reflecting a decrease of 9 percent in total revenues, related to lower average assets under management, partially offset by an 8 percent decrease in operating expenses. Fourth-quarter operating expenses included $1.7 million of acquisition and integration costs compared with $4.3 million in the third quarter, which included closing costs related to the SGA transaction.
Net income per diluted share of $0.01 included ($3.40) of net unrealized losses on investments, ($0.16) of acquisition and integration costs, and $0.35 per share benefit from net realized gains on investments. Third quarter net income per diluted share of $3.19 included ($0.48) of net unrealized losses on investments, ($0.37) of acquisition and integration costs, and $0.35 per share benefit from discrete tax adjustments.

Non-GAAP Results
Revenues, as adjusted, of $118.6 million decreased 8 percent from $128.5 million in the prior quarter as a result of lower average assets and fee rate, as well as $3.4 million of lower performance-related fees. Employment expenses, as adjusted, of $58.1 million decreased 6 percent sequentially, primarily due to lower profit- and sales-based incentive compensation. Other operating expenses, as adjusted, increased 2 percent from the prior quarter, primarily due to marketing and sales-related activities.
Operating income, as adjusted, and the related margin were $41.5 million and 35 percent, respectively, compared with $48.2 million and 38 percent in the sequential quarter. The sequential change reflects lower revenues, as adjusted, primarily due to lower average assets and third-quarter performance fees.
Net income attributable to common stockholders, as adjusted, which is net of the noncontrolling interests related to SGA, was $3.06 per diluted common share, a decrease of (16) percent from $3.64 in the prior quarter. The effective tax rate, as adjusted, was 28 percent, compared with 27 percent in the prior quarter, primarily due to the impact of non-controlling interests.
Interest and dividends earned on seed and CLO investments, which are not included in net income, as adjusted, were $4.2 million, or $0.36 on an after-tax per-share basis, compared with $3.4 million or $0.30 per share in the third quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	12/31/2018	12/31/2017	Change	9/30/2018	Change
Cash and cash equivalents	$201.7	$132.1	53%	$169.0	19%
Debt (1)	$329.2	$248.3	33%	$338.9	(3%)
Redeemable noncontrolling interests	$55.1	$—	N/M	$56.3	(2%)
Total equity attributable to stockholders	$629.9	$588.5	7%	$643.7	(2%)

Common shares outstanding	6.997	7.160	(2.3%)	7.147	(2.1%)
Common shares outstanding, as adjusted	8.044	8.140	(1.2%)	8.097	(0.7%)

Working capital (2)	$140.2	$76.3	84%	$128.2	9%
Net debt (cash) (3)	$138.9	$127.2	9%	$182.5	(24%)

(1) Defined as gross debt less deferred financing costs
(2) Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable and required principal payments due over the next twelve months
(3) Defined as debt plus unamortized deferred financing costs less cash and cash equivalents
N/M - Not Meaningful

Working capital at December 31, 2018 of $140.2 million increased by 9 percent from September 30, 2018, reflecting net cash generated from the business, return of capital to shareholders, and long-term debt principal payments.
The company repurchased 160,147 shares, or 2.2 percent of beginning of quarter outstanding common shares, for $15.0 million during the quarter, an increase of $10 million from the prior quarter.
During the quarter, the company repaid $10.9 million of debt. The net leverage ratio, which is net debt to EBITDA (in accordance with the company's credit agreement), was 0.7x at December 31, 2018 compared with 0.9x at September 30, 2018.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Virtus Investment Partners management will host an investor conference call on Friday, February 1, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call can be accessed in the Investor Relations section of www.virtus.com, or by telephone at 877-930-7765 for callers in the U.S. and Canada or 253-336-7413 for international callers (Conference ID: 8846419). The presentation that will be reviewed as part of the conference call will be available prior to the call in the Investor Relations section of www.virtus.com. A replay of the call will be available through February 8, 2019 by telephone at 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) (Conference ID: 8846419).

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliates include Ceredex Value Advisors, Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, Seix Investment Advisors, Silvant Capital Management, Sustainable Growth Advisers, and Virtus ETF Advisers. Additional information can be found at www.virtus.com.

Contact

Joe Fazzino (860) 263-4725 joe.fazzino@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Year Ended
	12/31/2018	12/31/2017	Change	9/30/2018	Change	12/31/2018	12/31/2017	Change
Revenues
Investment management fees	$111,664	$100,447	11%	$121,713	(8%)	$437,021	$331,075	32%
Distribution and service fees	10,829	11,618	(7%)	13,730	(21%)	50,715	44,322	14%
Administration and transfer agent fees	15,342	15,840	(3%)	16,567	(7%)	63,614	48,996	30%
Other income and fees	230	119	93%	200	15%	885	1,214	(27%)
Total revenues	138,065	128,024	8%	152,210	(9%)	552,235	425,607	30%
Operating Expenses
Employment expenses	59,668	54,602	9%	63,269	(6%)	238,501	191,394	25%
Distribution and other asset-based expenses	21,043	20,348	3%	25,386	(17%)	92,441	71,987	28%
Other operating expenses	18,513	18,215	2%	20,350	(9%)	74,853	69,410	8%
Operating expenses of consolidated investment products	692	659	5%	529	31%	3,515	8,531	(59%)
Restructuring and severance	87	102	(15%)	—	N/M	87	10,580	(99%)
Depreciation expense	1,293	1,019	27%	1,189	9%	4,597	3,497	31%
Amortization expense	7,541	5,064	49%	7,541	—%	25,142	12,173	107%
Total operating expenses	108,837	100,009	9%	118,264	(8%)	439,136	367,572	19%
Operating Income (Loss)	29,228	28,015	4%	33,946	(14%)	113,099	58,035	95%
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	(6,241)	22	N/M	(374)	N/M	(5,217)	2,973	N/M
Realized and unrealized gain (loss) of consolidated investment products, net	(16,997)	(2,932)	480%	(4,735)	259%	(21,252)	13,553	N/M
Other income (expense), net	966	506	91%	549	76%	3,289	1,635	101%
Total other income (expense), net	(22,272)	(2,404)	N/M	(4,560)	388%	(23,180)	18,161	N/M
Interest Income (Expense)
Interest expense	(5,963)	(3,909)	53%	(5,155)	16%	(19,445)	(12,007)	62%
Interest and dividend income	1,744	847	106%	716	144%	4,999	2,160	131%
Interest and dividend income of investments of consolidated investment products	26,678	20,787	28%	26,596	—%	98,356	49,323	99%
Interest expense of consolidated investment products	(18,002)	(13,142)	37%	(16,959)	6%	(64,788)	(35,243)	84%
Total interest income (expense), net	4,457	4,583	(3%)	5,198	(14%)	19,122	4,233	352%
Income (Loss) Before Income Taxes	11,413	30,194	(62%)	34,584	(67%)	109,041	80,429	36%
Income tax expense (benefit)	10,320	24,551	(58%)	6,653	55%	32,961	40,490	(19%)
Net Income (Loss)	1,093	5,643	(81%)	27,931	(96%)	76,080	39,939	90%
Noncontrolling interests	1,068	(145)	N/M	(933)	N/M	(551)	(2,927)	(81%)
Net Income (Loss) Attributable to Stockholders	2,161	5,498	(61%)	26,998	(92%)	75,529	37,012	104%
Preferred stockholder dividends	(2,084)	(2,084)	—%	(2,085)	—%	(8,337)	(8,336)	—%
Net Income (Loss) Attributable to Common Stockholders	$77	$3,414	(98%)	$24,913	(100%)	$67,192	$28,676	134%
Earnings (Loss) Per Share - Basic	$0.01	$0.48	(98%)	$3.47	(100%)	$9.37	$4.09	129%
Earnings (Loss) Per Share - Diluted	$0.01	$0.46	(98%)	$3.19	(100%)	$8.86	$3.96	124%
Cash Dividends Declared Per Preferred Share	$1.81	$1.81	—%	$1.81	—%	$7.25	$7.25	—%
Cash Dividends Declared Per Common Share	$0.55	$0.45	22%	$0.55	—%	$2.00	$1.80	11%
Weighted Average Shares Outstanding - Basic (in thousands)	7,111	7,176	(1%)	7,175	(1%)	7,174	7,013	2%
Weighted Average Shares Outstanding - Diluted (in thousands)	7,382	7,433	(1%)	8,456	(13%)	8,527	7,247	18%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	12/31/2017	03/31/2018	6/30/2018	9/30/2018	12/31/2018
By product (period end):
Open-End Funds (1)	$43,077.6	$43,202.5	$44,419.3	$45,171.8	$37,710.0
Closed-End Funds	6,666.2	6,132.7	6,295.0	6,342.2	5,956.0
Exchange Traded Funds	1,039.2	980.2	1,029.9	983.4	667.6
Retail Separate Accounts	13,936.8	14,012.3	14,678.4	16,817.5	14,998.4
Institutional Accounts	20,815.9	19,411.2	19,726.6	30,960.1	27,445.0
Structured Products	3,298.8	3,704.6	3,684.4	3,647.8	3,640.3
Total Long-Term	$88,834.5	$87,443.5	$89,833.6	$103,922.8	$90,417.3
Liquidity (2)	2,128.7	1,641.6	1,784.9	1,675.1	1,612.5
Total	$90,963.2	$89,085.1	$91,618.5	$105,597.9	$92,029.8

By product (average) (3)
Open-End Funds (1)	$42,840.1	$43,751.4	$44,000.8	$45,137.1	$41,601.8
Closed-End Funds	6,726.0	6,346.1	6,167.0	6,386.7	6,235.0
Exchange Traded Funds	958.3	1,045.7	1,026.8	1,035.9	831.2
Retail Separate Accounts	13,051.9	13,923.3	13,999.0	15,536.7	16,817.5
Institutional Accounts	20,933.1	20,165.8	19,942.3	30,583.4	29,171.7
Structured Products	3,304.0	3,619.1	3,681.5	3,635.7	3,627.2
Total Long-Term	$87,813.4	$88,851.4	$88,817.4	$102,315.5	$98,284.4
Liquidity (2)	3,635.1	1,787.6	1,699.3	1,750.3	1,606.7
Total	$91,448.5	$90,639.0	$90,516.7	$104,065.8	$99,891.1

By asset class (period end):
Equity	$45,359.6	$45,428.3	$48,404.4	$62,654.4	$53,297.1
Fixed Income	38,421.2	37,766.2	36,934.8	36,819.9	33,425.2
Alternatives (4)	5,053.7	4,249.0	4,494.4	4,448.5	3,695.0
Liquidity (2)	2,128.7	1,641.6	1,784.9	1,675.1	1,612.5
Total	$90,963.2	$89,085.1	$91,618.5	$105,597.9	$92,029.8

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Net Management Fees Earned (5)
(in basis points)

	Three Months Ended
	12/31/2017	3/31/2018	6/30/2018	9/30/2018	12/31/2018
All Products
Open-End Funds (1)	50.1	50.3	51.8	54.3	54.0
Closed-End Funds	66.0	66.3	66.1	65.9	65.5
Exchange Traded Funds	15.7	18.2	14.7	13.7	12.6
Retail Separate Accounts	46.1	47.6	48.4	49.2	47.5
Institutional Accounts (6)	31.2	31.8	31.7	31.9	29.2
Structured Products (7)	38.8	39.2	36.2	60.0	36.7
All Long-Term Products (8)	45.4	46.0	46.7	47.4	45.3
Liquidity (2)	8.5	11.8	9.5	10.1	9.9
All Products	43.9	45.3	46.0	46.8	44.7

(1) Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2) Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts
(3) Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance or average of month-end balances in quarter
- Institutional Accounts and Structured Products - average of month-end balances in quarter
(4) Consists of real estate securities, mid-stream energy securities and master limited partnerships, options strategies and other
(5) Represents net investment management fees divided by average assets. Net investment management fees are investment management fees, as adjusted, less fees paid to third-party service providers for investment management related services, which impacted the fee rate in the three months ended December 31, 2018 for Open-End Funds and All Products by 0.3 and 0.3 basis points, respectively
(6) Includes incentive fees earned in three months ended September 30, 2018 and December 31, 2018 that impacted the fee rate by 1.8 basis points and 0.2 basis points, respectively
(7) Includes incentive fees earned in the three months ended December 31, 2017, March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018 that impacted the fee rate by 1.4, 0.2, 0.1, 24.6 and 0.9 basis points, respectively
(8) Includes incentive fees earned in the three months ended December 31, 2017, September 30, 2018 and December 31, 2018 that impacted the fee rate by 0.1, 1.4 and 0.1 basis points, respectively

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Year Ended
	12/31/2017	3/31/2018	6/30/2018	9/30/2018	12/31/2018	12/31/2017	12/31/2018
Open-End Funds (1)
Beginning balance	$42,397.7	$43,077.6	$43,202.5	$44,419.3	$45,171.8	$23,432.8	$43,077.6
Inflows	2,647.8	3,783.6	4,356.6	3,807.4	2,888.6	9,776.9	14,836.2
Outflows	(3,275.0)	(3,662.2)	(3,220.6)	(3,465.1)	(6,750.5)	(10,561.0)	(17,098.4)
Net flows	(627.2)	121.4	1,136.0	342.3	(3,861.9)	(784.1)	(2,262.2)
Market performance	1,409.5	69.8	170.5	464.1	(3,225.9)	5,107.0	(2,521.5)
Other (2)	(102.4)	(66.3)	(89.7)	(53.9)	(374.0)	15,321.9	(583.9)
Ending balance	$43,077.6	$43,202.5	$44,419.3	$45,171.8	$37,710.0	$43,077.6	$37,710.0

Closed-End Funds
Beginning balance	$6,735.4	$6,666.2	$6,132.7	$6,295.0	$6,342.2	$6,757.4	$6,666.2
Inflows	—	—	0.5	12.9	8.2	—	21.6
Outflows	—	—	—	—	—	(112.8)	—
Net flows	—	—	0.5	12.9	8.2	(112.8)	21.6
Market performance	22.8	(406.1)	250.0	124.4	(257.2)	444.4	(288.9)
Other (2)	(92.0)	(127.4)	(88.2)	(90.1)	(137.2)	(422.8)	(442.9)
Ending balance	$6,666.2	$6,132.7	$6,295.0	$6,342.2	$5,956.0	$6,666.2	$5,956.0

Exchange Traded Funds
Beginning balance	$955.7	$1,039.2	$980.2	$1,029.9	$983.4	$596.8	$1,039.2
Inflows	177.7	139.5	86.5	35.0	29.5	732.6	290.5
Outflows	(49.4)	(63.2)	(71.7)	(100.4)	(106.6)	(152.6)	(341.9)
Net flows	128.3	76.3	14.8	(65.4)	(77.1)	580.0	(51.4)
Market performance	(8.8)	(77.5)	65.2	50.1	(200.7)	21.5	(162.9)
Other (2)	(36.0)	(57.8)	(30.3)	(31.2)	(38.0)	(159.1)	(157.3)
Ending balance	$1,039.2	$980.2	$1,029.9	$983.4	$667.6	$1,039.2	$667.6

Retail Separate Accounts
Beginning balance	$13,057.2	$13,936.8	$14,012.3	$14,678.4	$16,817.5	$8,473.5	$13,936.8
Inflows	680.5	701.3	736.7	921.4	701.3	2,730.3	3,060.7
Outflows	(512.5)	(786.5)	(575.3)	(563.1)	(514.9)	(1,746.2)	(2,439.8)
Net flows	168.0	(85.2)	161.4	358.3	186.4	984.1	620.9
Market performance	722.4	160.7	499.7	608.7	(2,005.4)	1,996.1	(736.3)
Other (2)	(10.8)	—	5.0	1,172.1	(0.1)	2,483.1	1,177.0
Ending balance	$13,936.8	$14,012.3	$14,678.4	$16,817.5	$14,998.4	$13,936.8	$14,998.4

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Assets Under Management - Asset Flows by Product (continued)
(in millions)

	Three Months Ended					Year Ended
	12/31/2017	3/31/2018	6/30/2018	9/30/2018	12/31/2018	12/31/2017	12/31/2018
Institutional Accounts
Beginning balance	$20,630.5	$20,815.9	$19,411.2	$19,726.6	$30,960.1	$5,492.7	$20,815.9
Inflows	609.7	423.0	1,425.0	1,484.5	810.8	1,684.4	4,143.3
Outflows	(1,000.4)	(1,649.7)	(1,465.8)	(1,604.8)	(1,822.6)	(2,698.1)	(6,542.9)
Net flows	(390.7)	(1,226.7)	(40.8)	(120.3)	(1,011.8)	(1,013.7)	(2,399.6)
Market performance	581.9	(172.7)	486.4	1,184.8	(2,490.5)	1,339.4	(992.0)
Other (2)	(5.8)	(5.3)	(130.2)	10,169.0	(12.8)	14,997.5	10,020.7
Ending balance	$20,815.9	$19,411.2	$19,726.6	$30,960.1	$27,445.0	$20,815.9	$27,445.0

Structured Products
Beginning balance	$3,360.0	$3,298.8	$3,704.6	$3,684.4	$3,647.8	$613.1	$3,298.8
Inflows	—	383.6	37.8	—	—	474.3	421.4
Outflows	(49.5)	—	(20.4)	(34.4)	(16.2)	(345.8)	(71.0)
Net flows	(49.5)	383.6	17.4	(34.4)	(16.2)	128.5	350.4
Market performance	4.8	37.9	45.3	39.8	57.0	65.7	180.0
Other (2)	(16.5)	(15.7)	(82.9)	(42.0)	(48.3)	2,491.5	(188.9)
Ending balance	$3,298.8	$3,704.6	$3,684.4	$3,647.8	$3,640.3	$3,298.8	$3,640.3

Total Long-Term
Beginning balance	$87,136.5	$88,834.5	$87,443.5	$89,833.6	$103,922.8	$45,366.3	$88,834.5
Inflows	4,115.7	5,431.0	6,643.1	6,261.2	4,438.4	15,398.5	22,773.7
Outflows	(4,886.8)	(6,161.6)	(5,353.8)	(5,767.8)	(9,210.8)	(15,616.5)	(26,494.0)
Net flows	(771.1)	(730.6)	1,289.3	493.4	(4,772.4)	(218.0)	(3,720.3)
Market performance	2,732.6	(387.9)	1,517.1	2,471.9	(8,122.7)	8,974.1	(4,521.6)
Other (2)	(263.5)	(272.5)	(416.3)	11,123.9	(610.4)	34,712.1	9,824.7
Ending balance	$88,834.5	$87,443.5	$89,833.6	$103,922.8	$90,417.3	$88,834.5	$90,417.3

Liquidity (3)
Beginning balance	$3,431.4	$2,128.7	$1,641.6	$1,784.9	$1,675.1	$—	$2,128.7
Other (2)	(1,302.7)	(487.1)	143.3	(109.8)	(62.6)	2,128.7	(516.2)
Ending balance	$2,128.7	$1,641.6	$1,784.9	$1,675.1	$1,612.5	$2,128.7	$1,612.5

Total
Beginning balance	$90,567.9	$90,963.2	$89,085.1	$91,618.5	$105,597.9	$45,366.3	$90,963.2
Inflows	4,115.7	5,431.0	6,643.1	6,261.2	4,438.4	15,398.5	22,773.7
Outflows	(4,886.8)	(6,161.6)	(5,353.8)	(5,767.8)	(9,210.8)	(15,616.5)	(26,494.0)
Net flows	(771.1)	(730.6)	1,289.3	493.4	(4,772.4)	(218.0)	(3,720.3)
Market performance	2,732.6	(387.9)	1,517.1	2,471.9	(8,122.7)	8,974.1	(4,521.6)
Other (2)	(1,566.2)	(759.6)	(273.0)	11,014.1	(673.0)	36,840.8	9,308.5
Ending balance	$90,963.2	$89,085.1	$91,618.5	$105,597.9	$92,029.8	$90,963.2	$92,029.8

(1) Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2) Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from liquidity strategies, and the impact on net flows from non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), structured products reset transactions, and the use of leverage
(3) Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts

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Virtus Investment Partners, Inc. 11.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	12/31/2018	12/31/2017	9/30/2018
Total revenues, GAAP	$138,065	$128,024	$152,210
Distribution and other asset-based expenses (1)	(21,043)	(20,348)	(25,386)
Consolidated investment products revenues (2)	1,615	1,681	1,682
Total revenues, as adjusted	$118,637	$109,357	$128,506

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	12/31/2018	12/31/2017	9/30/2018
Total operating expenses, GAAP	$108,837	$100,009	$118,264
Distribution and other asset-based expenses (1)	(21,043)	(20,348)	(25,386)
Consolidated investment products expenses (2)	(692)	(659)	(529)
Amortization of intangible assets (3)	(7,541)	(5,064)	(7,541)
Restructuring and severance (4)	(366)	—	—
Acquisition and integration expenses (5)	(1,679)	(3,380)	(4,290)
Other (6)	(338)	(256)	(228)
Total operating expenses, as adjusted	$77,178	$70,302	$80,290

Reconciliation of Operating Income (Loss), GAAP to Operating Income (Loss), as Adjusted:

	Three Months Ended
	12/31/2018	12/31/2017	9/30/2018
Operating income (loss), GAAP	$29,228	$28,015	$33,946
Consolidated investment products (earnings) loss (2)	2,307	2,340	2,211
Amortization of intangible assets (3)	7,541	5,064	7,541
Restructuring and severance (4)	366	—	—
Acquisition and integration expenses (5)	1,679	3,380	4,290
Other (6)	338	256	228
Operating income (loss), as adjusted	$41,459	$39,055	$48,216

Operating margin, GAAP	21.2%	21.9%	22.3%
Operating margin, as adjusted	34.9%	35.7%	37.5%

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Virtus Investment Partners, Inc. 12.

Reconciliation of Net Income (Loss) Attributable to Common Stockholders, GAAP to Net Income (Loss) Attributable to Common Stockholders, as Adjusted:

	Three Months Ended
	12/31/2018	12/31/2017	9/30/2018
Net income (loss) attributable to common stockholders, GAAP	$77	$3,414	$24,913
Amortization of intangible assets, net of tax (3)	4,684	3,085	4,772
Restructuring and severance, net of tax (4)	264	—	—
Acquisition and integration expenses, net of tax (5)	1,174	2,059	3,144
Other, net of tax (6)	2,988	14,389	1,836
Seed capital and CLO investments (earnings) loss, net of tax (7)	16,576	(1,072)	(3,916)
Net income (loss) attributable to common stockholders, as adjusted	$25,763	$21,875	$30,749

Weighted average shares outstanding - diluted	7,382	7,433	8,456
Preferred stockA	1,047	980	—
Weighted average shares outstanding - diluted, as adjusted	8,429	8,413	8,456

Earnings (loss) per share - diluted, GAAP	$0.01	$0.46	$3.19
Earnings (loss) per share - diluted, as adjusted	$3.06	$2.60	$3.64
A Assumes conversion of preferred shares to common shares at the 20-day volume-weighted average common stock price as of period end, subject to an adjusted conversion ratio range of 0.9100 to 0.7583 resulting in a conversion price range of $109.90 to $131.88 per share

Reconciliation of Income (Loss) Before Taxes, GAAP to Income (Loss) Before Taxes, as Adjusted:

	Three Months Ended
	12/31/2018	12/31/2017	9/30/2018
Income (loss) before taxes, GAAP	$11,413	$30,194	$34,584
Consolidated investment products (earnings) loss (2)	1,268	(145)	(146)
Amortization of intangible assets (3)	7,541	5,064	7,541
Restructuring and severance (4)	366	—	—
Acquisition and integration expenses (5)	1,679	3,380	4,290
Other (6)	338	256	228
Seed capital and CLO investments (earnings) loss (7)	14,505	(2,839)	(2,439)
Income (loss) before taxes, as adjusted	$37,110	$35,910	$44,058

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Virtus Investment Partners, Inc. 13.

Reconciliation of Income Tax Expense (Benefit), GAAP to Income Tax Expense (Benefit), as Adjusted:

	Three Months Ended
	12/31/2018	12/31/2017	9/30/2018
Income tax expense (benefit), GAAP	$10,320	$24,551	$6,653
Tax impact of amortization of intangible assets (3)	2,102	1,979	2,014
Tax impact of restructuring and severance (4)	102	—	—
Tax impact of acquisition and integration expenses (5)	468	1,321	1,146
Tax impact of other (6)	(566)	(12,049)	477
Tax impact of seed capital and CLO investments (earnings) loss (7)	(2,081)	(1,767)	1,477
Income tax expense (benefit), as adjusted	$10,345	$14,035	$11,767

Effective tax rate, GAAPA	90.4%	81.3%	19.2%
Effective tax rate, as adjustedB	27.9%	39.1%	26.7%
A Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Reconciliation of Investment Management Fees, GAAP to Investment Management Fees, as Adjusted:

	Three Months Ended
	12/31/2018	12/31/2017	9/30/2018
Investment management fees, GAAP	$111,664	$100,447	$121,713
Consolidated investment products fees (2)	1,589	1,667	1,666
Investment management fees, as adjusted	$113,253	$102,114	$123,379

Reconciliation of Administration and Transfer Agent Fees, GAAP to Administration and Transfer Agent Fees, as
Adjusted:

	Three Months Ended
	12/31/2018	12/31/2017	9/30/2018
Administration and transfer agent fees, GAAP	$15,342	$15,840	$16,567
Consolidated investment products fees (2)	24	9	12
Administration and transfer agent fees, as adjusted	$15,366	$15,849	$16,579

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	12/31/2018	12/31/2017	9/30/2018
Employment expenses, GAAP	$59,668	$54,602	$63,269
Acquisition and integration expenses (5)	(1,595)	(2,009)	(1,561)
Employment expenses, as adjusted	$58,073	$52,593	$61,708

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Virtus Investment Partners, Inc. 14.

Reconciliation of Restructuring and Severance, GAAP to Restructuring and Severance, as Adjusted:

	Three Months Ended
	12/31/2018	12/31/2017	9/30/2018
Restructuring and severance, GAAP	$87	$102	$—
Restructuring and severance (4)	(366)	—	—
Acquisition and integration expenses (5)	279	(102)	—
Restructuring and severance, as adjusted	$—	$—	$—

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	12/31/2018	12/31/2017	9/30/2018
Other operating expenses, GAAP	$18,513	$18,215	$20,350
Acquisition and integration expenses (5)	(363)	(1,269)	(2,729)
Other (6)	(338)	(256)	(228)
Other operating expenses, as adjusted	$17,812	$16,690	$17,393

Reconciliation of Total Other Income (Expense), Net, GAAP to Total Other Income (Expense), Net, as Adjusted:

	Three Months Ended
	12/31/2018	12/31/2017	9/30/2018
Total other income (expense), net GAAP	$(22,272)	$(2,404)	$(4,560)
Consolidated investment products total other (income) expense, net (2)	4,555	3,138	4,148
Seed capital and CLO investments total other (income) expense, net (7)	18,745	(228)	971
Total other income (expense), net as adjusted	$1,028	$506	$559

Reconciliation of Total Noncontrolling Interests, GAAP to Total Noncontrolling Interests, as Adjusted

	Three Months Ended
	12/31/2018	12/31/2017	9/30/2018
Total noncontrolling interests, GAAP	$1,068	$(145)	$(933)
Consolidated investment products (2)	(1,268)	145	146
Amortization of intangible assets (3)	(755)	—	(755)
Acquisition and integration expenses (5)	(37)	—	—
Seed capital and CLO investments (earnings) loss (7)	(10)	—	—
Total noncontrolling interests, as adjusted	$(1,002)	$—	$(1,542)

Reconciliation of Common Shares Outstanding, GAAP to Common Shares Outstanding, as Adjusted

	Three Months Ended
	12/31/2018	12/31/2017	9/30/2018
Common shares outstanding, GAAP	6.997	7.160	7.147
Preferred stockA	1.047	0.980	0.950
Common shares outstanding, as adjusted	8.044	8.140	8.097
A Assumes conversion of preferred shares to common shares at the 20-day volume-weighted average common stock price as of period end, subject to an adjusted conversion ratio range of 0.9100 to 0.7583 resulting in a conversion price range of $109.90 to $131.88 per share

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Virtus Investment Partners, Inc. 15.

Notes to Reconciliations:

1.
Distribution and other asset-based expenses - Primarily payments to distribution partners for providing services to investors in our sponsored funds and payments to third-party service providers for investment management-related services. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize intermediary distribution partners or third-party service providers.

2.
Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and collateralized loan obligations ("CLOs") that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

3.
Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

4.
Restructuring and severance - Certain expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions, that are not reflective of the ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company's operating results with prior periods.

5.
Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	12/31/2018	12/31/2017	9/30/2018
Employment expenses	$1,595	$2,009	$1,561
Restructuring and severance	(279)	102	—
Other operating expenses	363	1,269	2,729
Total Acquisition and Integration Expenses	$1,679	$3,380	$4,290

6.
Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. In addition, it includes income tax expense (benefit) items, such as adjustments for uncertain tax positions, changes in tax law, valuation allowances and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Preferred dividends are adjusted as the shares are mandatorily convertible into common shares at the end of three years and the non-GAAP weighted average shares are adjusted to reflect the conversion. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown below:

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Virtus Investment Partners, Inc. 16.

	Three Months Ended
Other	12/31/2018	12/31/2017	9/30/2018
Occupancy related expenses	$338	$—	$228
Tax impact of occupancy related expenses	(94)	—	(61)
System transition expenses	—	256	—
Tax impact of system transition expenses	—	(100)	—
Tax impact of Tax Cuts and Jobs Act	—	13,059	—
Other discrete tax adjustments	660	(910)	(416)
Preferred stockholder dividends	2,084	2,084	2,085
Total Other	$2,988	$14,389	$1,836

7.
Seed capital and CLO investments earnings (loss) - Gains and losses (realized and unrealized), dividends and interest income generated by seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP revenues in that they are reduced by distribution and other asset-based expenses that are generally passed through to external parties, and exclude the impact of consolidated investment products.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the impact of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” "intent," "plan," “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about our company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans and ability to borrow, for all future periods. All of our forward-looking statements are as of the date of this

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Virtus Investment Partners, Inc. 17.

release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and
Results of Operations” in our 2017 Annual Report on Form 10-K as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) withdrawal, renegotiation or termination of investment advisory agreements; (c) damage to our reputation; (d) failure to comply with investment guidelines or other contractual requirements; (e) inability to satisfy financial covenants and payments related to our indebtedness; (f) inability to attract and retain key personnel; (g) challenges from the competition we face in our business; (h) adverse regulatory and legal developments; (i) unfavorable changes in tax laws or limitations; (j) adverse developments related to unaffiliated subadvisers; (k) negative implications of changes in key distribution relationships; (l) interruptions in or failure to provide critical technological service by us or third parties; (m) volatility associated with our common and preferred stock; (n) adverse civil litigation and government investigations or proceedings; (o) risk of loss on our investments; (p) inability to make quarterly common and preferred stock distributions; (q) lack of sufficient capital on satisfactory terms; (r) losses or costs not covered by insurance; (s) impairment of goodwill or intangible assets; (t) inability to achieve expected acquisition-related benefits; and other risks and uncertainties described in our 2017 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).
Certain other factors which may impact our continuing operations, prospects, financial results and liquidity, or which may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.
The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

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